EXHIBIT 4.5

DESCRIPTION OF REGISTRANTS’ SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

The following descriptions set forth certain material terms and provisions of the securities of Dow Inc. and The Dow Chemical Company that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the date of the Annual Report on Form 10-K of which this exhibit is a part, the registrants have five classes of securities registered under Section 12 of the Exchange Act: (1) Dow Inc.’s common stock, $0.01 par value per share, (2) The Dow Chemical Company’s 0.500% Notes due March 15, 2027, (3) The Dow Chemical Company’s 1.125% Notes due March 15, 2032, (4) The Dow Chemical Company’s 1.875% Notes due March 15, 2040 and (5) The Dow Chemical Company’s 4.625% Notes due October 1, 2044.

DESCRIPTION OF COMMON STOCK OF DOW INC.

The following summary of Dow Inc.’s common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the Annual Report on Form 10-K, of which exhibit is a part.

Dow Inc. is authorized to issue 5,250,000,000 shares of all classes of stock, 5,000,000,000 of which are shares of common stock, par value $0.01 per share, and 250,000,000 of which are shares of preferred stock, par value $0.01 per share. Dow Inc. had 784,472,929 shares of common stock, $0.01 par value, issued at January 15, 2025. Dow Inc. had 703,831,931 shares of common stock, $0.01 par value, outstanding at January 15, 2025. All issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that Dow Inc. issues will be fully paid and non-assessable. Dow Inc.’s common stockholders do not, and will not have, any preemptive rights.

Voting Rights

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and distributions of Dow Inc., including upon the dissolution of Dow Inc.

Board of Directors

Dow Inc.’s amended and restated bylaws provide that all of Dow Inc.’s directors are elected each year at Dow Inc.’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow Inc.’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws provide that its board of directors may not have less than six or more than twenty-one members. The actual number of directors is determined by a vote of a majority of Dow Inc.’s entire board of directors. Currently, Dow Inc. has twelve members on its board of directors. Vacancies on Dow Inc.’s board of directors and any newly created directorships are filled exclusively by a vote of the majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director, and shall not be filled by the stockholders. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Subject to the rights of holders of preferred stock, directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow Inc.’s capital stock then entitled to vote in the election of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•surplus; or

•net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow Inc. common stock are not cumulative. Dow Inc.’s amended and restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

Selected Provisions in Dow Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow Inc.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow Inc.’s amended and restated bylaws provide that a stockholder may make a nomination of persons for election to the board of directors at an annual stockholders’ meeting only if the stockholder is a stockholder of record entitled to vote at such annual meeting and complies with the notice procedures and disclosure requirements as set forth below and as further detailed in Dow Inc.’s amended and restated bylaws and may propose other business at an annual stockholders’ meeting only if such stockholder gives timely written notice thereof to Dow Inc.’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow Inc.’s Secretary at Dow Inc.’s principal executive offices:

•not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the anniversary date on which Dow Inc. first distributed its proxy materials for the prior year’s annual meeting; or

•if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow Inc.’s amended and restated bylaws, of the date of the annual meeting is first made by Dow Inc.

The notice must include the following information as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

•all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•such person’s written consent to being named in any related proxy statement and proxy card as a nominee and to serving a full term as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the board of directors as may be in place at any time and from time to time; and

•any information that such person would be required to disclose pursuant to the second following paragraph below if such person were a stockholder purporting to make a nomination or propose business pursuant thereto.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•a brief description of the proposed business desired to be brought before the meeting;

•the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow Inc.’s amended and restated bylaws, the language of the proposed amendment);

•the reasons for conducting such business at the meeting;

•a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

•any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•a description of all agreements, arrangements, or understandings between or among such stockholder and/or such beneficial owner, or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder and/or such beneficial owner or any of their respective affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder and/or such beneficial owner, or any of their respective affiliates or associates.

The notice must include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•the name and address of such stockholder, as they appear on Dow Inc.’s books, and the name and address of such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed;

•the class and number of shares of Dow Inc.’s capital stock which are owned of record and beneficially owned (as defined in Dow Inc.’s amended and restated bylaws) by such stockholder and such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed, as of the date of such stockholder’s notice, and such beneficial owner as of the date of the notice;

•a written representation that such stockholder is the holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, and an acknowledgment that, if such stockholder (or qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, Dow Inc. need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by Dow Inc.;

•a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of such stockholder and/or beneficial owner or any of their respective affiliates or associates with respect to shares of Dow Inc.’s capital stock;

•a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder and/or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D pursuant to the Exchange Act is applicable to the stockholder or beneficial owner);

•a representation whether such stockholder or beneficial owner, if any, on whose behalf the nomination or other business is being proposed intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of Dow Inc.’s outstanding capital stock required to approve or adopt the proposal or approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or election;

•in the event such stockholder or beneficial owner, if any, or any affiliate or associate of any of the foregoing, intends to solicit proxies in support of any proposed nominations of persons for election to the board of directors other than Dow Inc.’s nominees for election to the board of directors, a written statement that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act; and

•a representation that such stockholder will update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

In addition to the information required above, Dow Inc. may require the stockholder giving notice to furnish such other information as Dow Inc. may reasonably require to determine the requirements above have been met, including the eligibility of a proposed nominee to serve as a director of Dow Inc., including information relevant to a determination whether such proposed nominee can be considered an independent director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof. If requested by Dow Inc., the supplemental information required under this paragraph shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than five business days after the request for subsequent information has been delivered to such stockholder who delivered the notice of nomination.

The above requirements shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified Dow Inc. of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by Dow Inc. to solicit proxies for such meeting.

A stockholder giving notice of any nomination or business to be considered at a meeting of stockholders shall further update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices not later than the close of business five business days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business seven business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act, such stockholder shall inform Dow Inc. of this change by delivering written notice of such change to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than two business days after the occurrence of such change.

A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the board of directors.

Special Meetings of Stockholders

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called by the Chair upon a written request from stockholders holding at least twenty-five percent of the voting power entitled to vote on the matters to be brought before the special meeting and which request complies with the procedures for calling a special meeting of stockholders as set forth in Dow Inc.’s amended and restated bylaws.

Dow Inc.’s amended and restated bylaws provide that a stockholder notice requesting a special meeting must:

•be delivered to, or mailed to and received by Dow Inc.’s Secretary at Dow Inc.’s principal executive offices;

•be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;

•set forth the purpose of the special meeting; and

•include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “–Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”) and a representation by the stockholder(s) that it will timely provide such information in accordance with the procedures for stockholder’s notice for proposals to be brought before an annual meeting of stockholders so that the information provided or required to be provided shall be true and correct as of the record date for such special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

Subject to certain exceptions specified in Dow Inc.’s amended and restated bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow Inc.’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow Inc.’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of preferred stock.

Transactions with Interested Stockholders and a Merger or Consolidation

Subject to certain limited exceptions, Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation.

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The DGCL allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow Inc. has not made that election in its amended and restated certificate of incorporation or amended and restated bylaws.

DESCRIPTION OF THE DOW CHEMICAL COMPANY 0.500% NOTES DUE MARCH 15, 2027, 1.125% NOTES DUE MARCH 15, 2032, AND 1.875% NOTES DUE MARCH 15, 2040

References to “notes” in this section refers to The Dow Chemical Company’s 0.500% Notes due March 15, 2027, 1.125% Notes due March 15, 2032 and 1.875% Notes due March 15, 2040.

The following description of The Dow Chemical Company’s (“TDCC”) 0.500% Notes due March 15, 2027 (the “2027 notes”), 1.125% Notes due March 15, 2032 (the “2032 notes”), and 1.875% Notes due March 15, 2040 (the “2044 notes” and, together with the 2027 notes and 2032 notes, the “notes”) is a summary and does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Indenture, dated as of July 26, 2019, between TDCC and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).

The 2027 notes are traded under the bond trading symbol “DOW/27”, the 2032 notes are traded under the bond trading symbol “DOW/32” and the 2040 notes are traded under the bond trading symbol “DOW/40”, respectively, on The New York Stock Exchange. Definitions of certain terms are set forth under “Certain Definitions” and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference.

General

The 2027 notes were initially issued in an aggregate principal amount of €1,000,000,000 and will bear interest at the rate of 0.500% per year. The 2032 notes were initially issued in an aggregate principal amount of €750,000,000 and will bear interest at the rate of 1.125% per year. The 2040 notes were initially issued in an aggregate principal amount of €500,000,000 and will bear interest at the rate of 1.875% per year. Interest on the notes will accrue from February 25, 2020, payable annually in arrears on March 15 of each year, beginning March 15, 2021, to the holders of record (i) in the case of notes represented by a global security, at the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date.

Ranking

The notes are senior unsecured obligations of TDCC and rank equal in right of payment to its other senior unsecured debt from time to time outstanding. The notes are structurally subordinated to all liabilities of TDCC’s subsidiaries, including trade payables.

Guarantee Covenant

The notes are obligations of TDCC only. On the issue date, the notes were not guaranteed by Dow Inc. The Indenture contains a covenant from Dow Inc. providing that if Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s Revolving Credit Facility Agreement, it will enter into a supplemental indenture with TDCC and the trustee in the form attached as an exhibit to the Indenture substantially concurrently with the issuance of such guarantee, pursuant to which it will guarantee all outstanding debt securities and all amounts due under the Indenture, including the notes offered hereby, and will become subject to certain covenants and events of default under the Indenture.

The “Revolving Credit Facility Agreement” refers to TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

Issuance in Euro

Initial holders are required to pay for the notes in euro, and principal and interest payments in respect of the notes and additional amounts, if any, will be payable in euro.

If the euro is unavailable to Dow due to the imposition of exchange controls or other circumstances beyond Dow’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to Dow or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for the euro. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the trustee nor the paying agent, shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

“Market Exchange Rate” means the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as report by Bloomberg.
Optional Redemption

The notes are redeemable, at any time in whole or from time to time in part, prior to the applicable Par Call Date (as defined below), in each case at a redemption price equal to the greater of:

i.100% of the principal amount of the notes to be redeemed on that redemption date; and
ii.the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date that would be due if the notes being redeemed matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below), plus 20 basis points, in the case of the 2027 notes, 25 basis points, in the case of the 2032 notes and 35 basis points, in the case of the 2040 notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after the applicable Par Call Date, the notes will be redeemable, at any time in whole or from time to time in part, at TDCC’s option at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

The “Comparable Government Bond Rate” will be determined by the Calculation Agent on the third business day preceding the redemption date and means, with respect to any date of redemption, the rate per annum equal to the yield to maturity calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the applicable Comparable Government Bond, assuming a price for the applicable Comparable Government Bond (expressed as a percentage of its principal amount) equal to the applicable Comparable Government Bond Price for such date of redemption.

“Calculation Agent” means an independent investment banking or commercial banking institution of international standing appointed by TDCC.

“Comparable Government Bond” means the Federal Republic of Germany government security or securities selected by one of the Reference Government Bond Dealers appointed by TDCC as having an actual or interpolated maturity comparable with the remaining term of the applicable series of notes assuming such series matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a maturity comparable to the remaining term of such series of notes assuming such series matured on the applicable Par Call Date.

“Comparable Government Bond Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Government Bond Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (B) if the Calculation Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Par Call Date” means (i) with respect to the 2027 notes, December 15, 2026 (three months prior to the maturity date of the 2027 notes), (ii) with respect to the 2032 notes, December 15, 2031 (three months prior to the maturity date of the 2032 notes) and (iii) with respect to the 2040 notes, September 15, 2039 (six months prior to the maturity date of the 2040 notes).

“Reference Government Bond Dealer” means each of four banks selected by TDCC, which are (A) primary European government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues.

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any redemption date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Government Bond (expressed in each case as a percentage of its principal amount) at 11:00 a.m., Central European Time (CET), on the third business day preceding such date for redemption quoted in writing to the Calculation Agent by such Reference Government Bond Dealer.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each registered holder of the series of notes to be redeemed by TDCC or by the trustee on its behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless TDCC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption. On or before the redemption date, TDCC will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed shall be selected in accordance with applicable depositary procedures, in the case of notes represented by a global note, or by the trustee by a method the trustee deems appropriate, in the case of notes that are not represented by a global note.

Payment of Additional Amounts

TDCC or, in the event that payments are required to be made by Dow Inc. pursuant to its obligations under a guarantee it provides pursuant to the covenant described in “—Guarantee Covenant,” Dow Inc. will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment by TDCC, Dow Inc. or a paying agent of the principal of, and premium, if any, and interest on the notes to a holder who is not a U.S. person (as defined below), after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
a.being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
b.having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
c.being or having been a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;
d.being or having been a “10-percent shareholder” of TDCC or Dow Inc. as defined in section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;
e.being a controlled foreign corporation that is related to TDCC or Dow Inc. within the meaning of Section 864(d)(4) of the Code; or
f.being a bank receiving interest described in Section 881(c)(3)(A) of the Code;

2.to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, Internal Revenue Service Form W-8IMY and any documentation required to be provided with such form), if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

4.to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by TDCC or a paying agent from a payment of principal of or premium, if any, or interest on such notes;

5.to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

6.to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

7.to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

8.to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

9.to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

10.to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

11.in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” neither TDCC nor Dow Inc., as the case may be, will be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “U.S. person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

TDCC is entitled to redeem the notes of any or all series, at its option, at any time in whole but not in part, upon not less than 15 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), in the event that TDCC or Dow Inc. has become or there is a substantial probability that TDCC or Dow Inc. would become obligated to pay any additional amounts as described under the heading “—Payment of Additional Amounts” as a result of:

•a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction, which change or amendment is announced or becomes effective after the date of the prospectus supplement dated February 18, 2020; or

•any change in or amendment to any official position regarding the application or interpretation of the laws, or regulations or rulings of a Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the date of the prospectus supplement dated February 18, 2020, and, in each case, TDCC or Dow Inc., as applicable, cannot avoid such obligation by taking reasonable measures available to TDCC (which, for the avoidance of doubt, shall not include assignment of the obligation to make payment with respect to the notes).

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, unless TDCC has exercised its right to redeem the notes as described under “—Optional Redemption”, it will make an offer to each holder of the notes of such series to repurchase all or any part (no note of a principal amount of €100,000 or less will be repurchased in part) of that holder’s notes at a price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at TDCC’s option, prior to any Change of Control (as defined below) with respect to a series of notes, but after the public announcement of an impending Change of Control, it will mail (or with respect to notes represented by a global note, it will electronically deliver) a notice to each holder of such series of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

TDCC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, TDCC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, TDCC will, to the extent lawful:

•accept for payment all notes or portions of notes (in a minimum principal amount of €100,000 and integral multiples of €1,000 above that amount) properly tendered pursuant to its offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by TDCC.

The paying agent will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 above that amount.

TDCC will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by TDCC and such third party purchases all notes properly tendered and not withdrawn under its offer.

TDCC has no present intention to engage in a transaction involving a Change of Control, although it is possible that it would decide to do so in the future. TDCC could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect its capital structure or credit ratings.

Definitions

“Below Investment Grade Rating Event” means with respect to each series of notes, the rating on the notes is lowered by each of the Rating Agencies and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

1.the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of TDCC’s properties or assets and those of its subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than TDCC, Dow Inc. or one or more wholly- owned subsidiaries of Dow Inc.;
2.the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than Dow Inc. or one or more wholly-owned subsidiaries of Dow Inc., becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Voting Stock of Dow Inc. or TDCC, measured by voting power rather than number of shares;
3.TDCC or Dow Inc. consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, TDCC or Dow Inc., in any such event pursuant to a transaction in which any of TDCC or Dow Inc.’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of TDCC’s or Dow Inc.’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;
4.the first day on which a majority of the members of the board of directors of TDCC or the board of directors of Dow Inc. are not Continuing Directors; or
5.the adoption of a plan relating to liquidation or dissolution of TDCC or Dow Inc.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) TDCC or Dow Inc. becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Dow Inc.’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. Furthermore, neither the formation of an intermediate holding company of TDCC that is 100% owned by Dow Inc. (directly or indirectly) or any business combination between TDCC and Dow Inc. or any wholly-owned subsidiaries of Dow Inc. will constitute a Change of Control. Accordingly, a holder of the notes will not have the ability to require TDCC to repurchase such holders’ notes as a result of the consummation of such transactions.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of TDCC’s properties or assets and those of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require TDCC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of TDCC’s properties and assets and of those of its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, (a) with respect to any member of the board of directors Dow Inc., any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of Dow Inc. and TDCC’s proxy statement in which such member was named as a nominee for election as a director) and (b) with respect to any member of the board of directors of TDCC, any such member who (1) was a member of such board of directors on the date of the issuance of the notes or (2) was appointed, nominated for election or elected to such board of directors by Dow Inc.

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” TDCC’s Board of Directors could approve, for purposes of such definition, a slate of stockholder nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. Accordingly, under such interpretation, TDCC’s Board of Directors could approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger a holder’s right to require TDCC to repurchase the holder’s notes as described above.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by TDCC.

“Moody’s” means Moody’s Investors Services Inc., and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of TDCC’s control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by TDCC as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Sinking Fund

The notes are not entitled to any sinking fund.

Book-Entry Delivery and Settlement

Global Notes

The notes were issued in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes were deposited with or on behalf of a common depositary for, and in respect of interests held through, Clearstream and Euroclear.

Clearstream and Euroclear

Beneficial interests in the global notes are represented, and transfers of such beneficial interests are effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests are in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes are not entitled to have notes registered in their names, and, except as described herein, do not receive or be entitled to receive physical delivery of notes in certificated form. So long as the common depositary for Euroclear and Clearstream or its nominee is the registered owner of the global notes, the common depositary for all purposes is considered the sole holder of the notes represented by the global notes under the Indenture and the global notes. Except as provided below, beneficial owners are not considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by TDCC or the trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if TDCC requests any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Clearstream has advised TDCC that it is incorporated under the laws of Luxembourg and licensed as a bank and a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised TDCC that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which is referred to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which is referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

TDCC has provided the descriptions of the operations and procedures of Clearstream and Euroclear solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of TDCC, the underwriters nor the trustee takes any responsibility for these operations or procedures, and Clearstream and Euroclear or their participants should be contacted directly to discuss these matters.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, is considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture and the notes.
Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of TDCC, the trustee, any agent and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

Investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

Investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes
Individual certificates in respect of the notes are not issued in exchange for the global notes, except in very limited circumstances. Subject to certain conditions, the notes represented by global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

•TDCC has been notified that both Clearstream and Euroclear have been closed for a continuous period of at least 14 days (other by reason of a holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;
•an event of default has occurred and is continuing; or
•TDCC determines not to have the notes represented by a global note.

Neither TDCC nor the trustee will be liable for any delay by the holder of the relevant global notes in identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Clearstream or Euroclear for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

Certain Covenants Applicable to the Notes

Limitations on Liens

The Indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;
•liens existing on the date of the Indenture;
•liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into TDCC or a restricted subsidiary;
•liens which exclusively secure debt owing to TDCC or a subsidiary by a restricted subsidiary;
•liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;
•liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;
•liens arising from assignments of money due under contracts of TDCC or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;
•any extension, renewal or replacement of any lien referred to in any of the previous clauses; and
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The Indenture provides that, subject to the exceptions set forth below under the section captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

1.the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the Indenture and secured by the proscribed liens relating to principal property; plus
2.the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;
•advances to entities accounted for on the equity method of accounting; and
•intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of TDCC in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•all trade names, trademarks, licenses, patents, copyrights and goodwill;
•organizational and development costs;
•deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and
•that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation, of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

TDCC may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the Indenture; and
•after giving effect to the transaction, TDCC or the successor corporation would not be in default under the Indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Indenture:

(1) default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;

(2) default by TDCC in the payment of any principal on the debt securities of that series;

(3) default by TDCC in the payment of any sinking fund installment;

(4) default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the Indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5) TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6) TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days;

(7) default by Dow Inc. in the performance, or breach by Dow Inc., of its covenant to issue a guarantee as required by the Indenture; or

(8) any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (8) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that if an event of default under clauses (1), (2), (3), (4), (7) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the trustee’s expenses and TDCC has cured any defaults under the Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Indenture at the request of the holders of the debt securities. The Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Indenture requires TDCC to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the Indenture

The Indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•payment of all the debt securities of that series; or
•the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the trustee may modify and amend the Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.
The Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF THE DOW CHEMICAL COMPANY’S 4.625% NOTES DUE OCTOBER 1, 2044

References to “notes” in this section refers to The Dow Chemical Company’s 4.625% Notes due October 1, 2044.

The following description of TDCC’s 4.625% Notes due October 1, 2044 (the “notes”) is a summary and does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Indenture, dated as of May 1, 2008, between TDCC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The notes are traded on The New York Stock Exchange under the bond trading symbol “DOW/44”. Definitions of certain terms are set forth under “Certain Definitions” and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference.

General

The notes were initially issued in an aggregate principal amount of $500,000,000
The notes bear interest at the rate of 4.625% per year from the September 16, 2014, payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2015, to the holders of record at the close of business on the immediately preceding March 15 and September 15, respectively (whether or not a business day). Interest on the notes are computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The notes are senior unsecured obligations of TDCC and rank equal in right of payment to its other senior unsecured debt from time to time outstanding. The notes are effectively subordinated to all liabilities of TDCC’s subsidiaries, including trade payables.

The notes are represented by one or more global securities registered in the name of a nominee of DTC. Except as described below, the notes will not be issuable in certificated form.

Optional Redemption

The notes are redeemable, at any time in whole or from time to time in part, prior to April 1, 2044 (six months prior to their maturity date), in each case at a redemption price equal to the greater of:

(i) 100% of the principal amount of the notes to be redeemed on that redemption date; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after April 1, 2044 (six months prior to the maturity date of the notes), the notes will be redeemable, at any time in whole or from time to time in part, at TDCC’s option at par plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the redemption date) of the series of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference.

Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by TDCC.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA Inc. and RBS Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), TDCC will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by TDCC.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes by TDCC or by the trustee on its behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

Unless TDCC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, TDCC will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless TDCC has exercised its right to redeem the notes as described above, TDCC will make an offer to each holder of notes to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at TDCC’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, TDCC will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

TDCC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, TDCC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, TDCC will, to the extent lawful:

•accept for payment all notes or portions of notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to its offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by TDCC.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

TDCC will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by TDCC and such third party purchases all notes properly tendered and not withdrawn under its offer.

TDCC has no present intention to engage in a transaction involving a Change of Control, although it is possible that it would decide to do so in the future. TDCC could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect its capital structure or credit ratings.

Definitions

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of TDCC’s properties or assets and those of its subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than TDCC or one or more of its subsidiaries;

(2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than TDCC or one of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of TDCC’s Voting Stock, measured by voting power rather than number of shares;
(3) TDCC consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, TDCC , in any such event pursuant to a transaction in which any of TDCC’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of TDCC’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of TDCC’s Board of Directors are not Continuing Directors; or

(5) the adoption of a plan relating to TDCC’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) TDCC becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of TDCC’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of TDCC’s properties or assets and those of its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require TDCC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of TDCC’s properties and assets and of those of its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of TDCC’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Dow Inc. and TDCC’s proxy statement in which such member was named as a nominee for election as a director).

Under a recent Delaware Chancery Court interpretation of the foregoing definition of “Continuing Directors,” TDCC’s Board of Directors could approve, for purposes of such definition, a slate of stockholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. Accordingly, under such interpretation, TDCC’s Board of Directors could approve a slate of directors that includes a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Repurchase Event” that would trigger a holder’s right to require TDCC to repurchase the holder’s notes as described above.

“Fitch” means Fitch Ratings Ltd.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by TDCC.

“Moody’s” means Moody’s Investors Services Inc.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of TDCC’s control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by TDCC as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Sinking Fund

The notes are not entitled to any sinking fund.

Book-Entry, Delivery and Form

The notes were issued in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, which is referred to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised TDCC that:

•DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.
•DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
•Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.
•DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.
•Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
•The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised TDCC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised TDCC that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which is referred to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which is referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

TDCC has provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of TDCC, the underwriters nor the trustee takes any responsibility for these operations or procedures, and DTC, Clearstream and Euroclear or their participants should be contacted directly to discuss these matters.

TDCC expects that under procedures established by DTC:

•upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and
•ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or a global note.

Neither TDCC nor the trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. TDCC expects that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. TDCC also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants are responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes were made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of the notes will not be issued in exchange for the global notes, except in very limited circumstances. TDCC will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

•DTC notifies TDCC that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and TDCC has not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or
•TDCC determines not to have the notes of such series represented by a global note.

Neither TDCC nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. TDCC and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Certain Covenants Applicable to the Notes

Limitations on Liens

The Indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;
•liens existing on the date of the Indenture;
•liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into TDCC or a restricted subsidiary;
•liens which exclusively secure debt owing to TDCC or a subsidiary by a restricted subsidiary;
•liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;
•liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•liens arising from assignments of money due under contracts of TDCC or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;
•any extension, renewal or replacement of any lien referred to in any of the previous clauses; and
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The Indenture provides that, subject to the exceptions set forth below under the section captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of TDCC. and its restricted subsidiaries incurred after the date of the Indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 10% of consolidated net tangible assets at such time.
There are no covenants or provisions contained in the Indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;
•advances to entities accounted for on the equity method of accounting; and
•intangible assets.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•all trade names, trademarks, licenses, patents, copyrights and goodwill;
•organizational and development costs;

•deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and
•that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

Consolidation, Merger and Sale of Assets

TDCC may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•the successor corporation is TDCC. or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the Indenture; and
•after giving effect to the transaction, TDCC or the successor corporation would not be in default under the Indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Indenture:

(1) default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;

(2) default by TDCC in the payment of any principal on the debt securities of that series;

(3) default by TDCC in the payment of any sinking fund installment;

(4) default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the Indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5) TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6) TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7) any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the trustee’s expenses and TDCC has cured any defaults under the Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

Notwithstanding the foregoing, at TDCC’s election, the sole remedy for an event of default specified in clause (4) above relating to the failure by TDCC to comply with the covenant in the Indenture requiring TDCC to file with the trustee copies of the reports and other information it files with the SEC (“TDCCs SEC filing obligations”) and for any failure by TDCC to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “TIA”), which similarly requires TDCC to file with the trustee copies of the reports and other information it files with the SEC, shall for the first 270 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which an event of default relating to a failure to comply with TDCC’s SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 270th day (or earlier, if such event of default is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such event of default has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Indenture at the request of the holders of the debt securities. The Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Indenture requires TDCC to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the Indenture

The Indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•payment of all the debt securities of that series; or
•the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the trustee may modify and amend the Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The Trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. The Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.